Exhibit 10.1

Option/ Purchase Agreement

This Agreement is dated effective February 23, 2017.

BETWEEN:

U.S. Lithium Corp.
2360 Corporate Circle
Suite 4000
Henderson, NV
8904-7722

AND

Chris Knudsen, President	&	Robert Seeley
Diamond Hunter Ltd.		16 The Hylands
536 Blanche St.		Hockley, Essex
Kamloops, B.C.		SS5 4PP
V2B 5E4		United Kingdom
250 318-7306

WHEREAS

A)	The Optionor is the Beneficial owner of four (4) mineral claims located in the Gochager Lake area of Saskatchewan, (the Claims) as described in Schedule A attached herewith.

B)
The Optionor has agreed to grant an exclusive option to U.S. Lithium Corp. to acquire all the interest of the Optionor in and to the claims, subject to the Royalty herein provided for, making payments to the Optionor and completing share issuances to the Optionor, all as herein provided.

REPRESENTATIONS AND WARRANTS OF OPTIONOR:

The Optionor represents and warrants to U.S. Lithium Corp. that:

Under the Laws of the State of Nevada the Optionor is the beneficial owner of the claims and is legally entitled to hold the Property and all mineral claims comprised therein. and

At the time of transfer to U.S. Lithium Corp. the beneficial owner of the mineral claims comprising the claims certify that the claims are free and clear of all liens, charges and claims of others and no taxes or rentals.

REPRESENTATIONS AND WARRANTS OF U.S. LITHIUM CORP.

U.S. Lithium Corp. represents and warrants to The Optionor that:

It has been duly incorporated and validly exists as a corporation in good standing under the laws of Nevada.

ACQUISITION OF OPTION

The Optionor hereby grants to U.S. Lithium Corp. the sole and exclusive right and option, subject to the terms of this Agreement, to acquire a 100% interest in the claims free and clear of all charges, encumbrances and claims, save and except those set out herein, such option to be exercisable by U.S. Lithium Corp. upon:

Year 1:  At signing.

4,000,000 common shares of the optionee to be issued to the optionor (Chris Knudsen)  on signing.

4,000,000 common shares of the optionee to be issued to the optionor (Robert Seeley) on signing.

Expenditures of not less than $50,000 U.S.D. To be incurred on or before June 1, 2017.

Exploration expenditures of not less than $225,000 U.S.D. To be incurred on or before July 12, 2018.

OTHER MATTERS

U.S. Lithium Corp. will then have earned a 100% interest in the said claims after completing the share payments and work commitment. The Optionor will provide U.S. Lithium Corp. with a fully executed claim transfer following completion of the share and exploration expenditures.

U.S. Lithium Corp. will pay to the optionor (Chris Knudsen) a royalty equal to two percent (2%) Net Smelter Return (NSR) from these properties with a 5km area of interest around these said claims. The Royalty will be payable for as long as U.S. Lithium Corp. and/or its successors and assigns hold any interest in the claims.
U.S. Lithium Corp will have a right to purchase a 1% NSR for $1,250,000, at any time up to when a production decision is made.

It is further agreed by both parties that any and all other claims that could come to be staked by either the optionor or U.S. Lithium Corp. within five kilometer (5 km) from any of the claim boundaries as described in Schedule “A” shall immediately and automatically become part and parcel of this Agreement.

It is also understood that the optionor or someone designated by them could, if he or she chooses, visit any part of the claims at his or her convenience.

Optionee must give 90 days notice for termination of agreement.

In case of abandonment by U.S. Lithium Corp., or upon the termination of this agreement, the claims so listed in Schedule “A“, along with any other claims staked by either of the parties within the area of interest, shall automatically and irrevocably revert back to the optionor and claims must be in good standing for minimum of 90 days after notice received.

Failure by U.S. Lithium Corp. to make any payment within 30 days of a written notice of demand from the optionor, this agreement shall be deemed terminated.

U.S. Lithium Corp. agrees to abide by all environmental and regulatory laws during the term of this agreement. The optionor also certifies that there are no leans or encumbrances on the said claims and that the claims are in good standing.

U.S. Lithium Corp. will keep the claims in good standing while this agreement is in effect.

U.S. Lithium Corp. will provide the optionor, if requested, with copies of all geological reports, data, assays, drill results and maps from any exploration and development work done by the Company on the claims.

As and when required, U.S. Lithium Corp. will consult with all First Nations governments or groups, if any, in the area, as required to obtain necessary work permits.

Optionee shall be responsible and hold optionor harmless for all environmental liabilities incurred or created by optionee's activities during the term of the Option, and if the claims are transferred to optionor, they shall be in a safe and orderly condition, free and clear of all liens, charges or encumbrances arising from optionee's operations.

This Agreement represents the entire agreement between the optionor and U.S. Lithium Corp., made effective as at the date indicated above.

Accepted and agreed to as of the date first written above.

For U.S. Lithium Corp. :

/s/ Gregory Rotelli	/s/ Elise Wallinford
Gregory Rotelli, President	Witness

Date Feb 23, 2017

Accepted and agreed to as of the date first written above.

For  Diamond Hunter Ltd.:

/s/ Chris Knudsen	/s/
Chris Knudsen, President	Witness

Date Feb 23, 2017

Robert Seeley	Witness

Date

Schedule A

The mineral dispositions listed below comprise the Gochager claims as referred to in this agreement.

Tenures:

S-110897, 299 ha, good standing to 9/12/2018
S-110898, 2,702 ha, good standing to 9/12/2018
S-110899, 591 ha, good standing to 9/12/2018
S-110665, 167 ha, good standing to 5/16/2019

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